                                                                Exhibit 23.4

           [LETTERHEAD OF ALTSCHULER, MELVOIN AND GLASSER LLP]

                     CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this registration statement of our report dated February 17, 1998, with respect to the consolidated balance sheets of McClurg Court Associates Limited Partnership as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in partners' capital and cash flows for the years then ended, which report is included in Charles E. Smith Residential Realty, Inc.'s previously filed Form 8-K/A dated April 17, 1998, and to all references to our Firm included in this registration statement.

                                       ALTSCHULER, MELVOIN AND GLASSER LLP

                                       /s/ Altschuler, Melvoin and Glasser LLP


Chicago, Illinois
January 14, 1999